Exhibit 99.1

Chiron Real Estate Inc. Announces Second Quarter 2026 Financial Results

–Advances Portfolio Repositioning Through SHOP Acquisitions and Legacy Asset Sales–

–Expands Senior Housing Leadership Platform to Support Next Phase of Growth–

Bethesda, MD – August 5, 2026 – (BUSINESS WIRE) – Chiron Real Estate Inc. (NYSE: XRN) (the “Company” or “Chiron”), today announced financial results for the three months ended June 30, 2026 and other data.

Mark Decker, Jr., Chief Executive Officer and President stated, "When we outlined our priorities earlier this year, we committed to active capital allocation, portfolio repositioning, and building the capabilities necessary to support our next phase of growth. During the second quarter, we made meaningful progress on each objective. We completed our inaugural SHOP acquisitions, monetized legacy assets at attractive valuations, strengthened our leadership team, and continued to redeploy capital into investments that we believe offer superior long-term return potential. While there is still work ahead, we believe the actions we've taken over the last several months have positioned Chiron as a stronger, more capable, and more relevant healthcare real estate company."

In conjunction with this release, the Company has posted an updated Investor Presentation to the Investor Relations section of its website. The presentation includes additional information regarding the Company's investment and disposition activity, portfolio composition, and strategic priorities.

NOTE: All share and per share data have been adjusted for all periods presented to reflect the Company’s one-for-five reverse stock split that was effective September 19, 2025.

Quarterly Financial Highlights

•	Reported quarterly net income attributable to common stockholders of $63.3 million, or $4.78 per diluted share, as compared to net loss of $0.8 million, or $0.06 per diluted share, in the comparable prior year period.

•	Reported quarterly funds from operations attributable to common stockholders and noncontrolling interest (“FFO”) of $0.88 per share and unit, as compared to $0.98 per share and unit in the comparable prior year period.

•	Reported core funds from operations attributable to common stockholders and noncontrolling interest (“Core FFO”) of $1.04 per share and unit, as compared to $1.14 per share and unit in the comparable prior year period.

•	Second quarter same-property cash net operating income (“Same-Property Cash NOI”) growth on the Company’s Outpatient Medical portfolio was +0.8% on a year-over-year basis. Results were adversely impacted by a one-time, non-recurring revenue recovery recognized during the comparable prior-year period associated with a single asset; excluding this asset, Same-Property Cash NOI growth would have been +1.7%, consistent with Management’s expectations.

Portfolio Update

Outpatient Medical Portfolio

At quarter end, the Company’s Outpatient Medical portfolio was comprised of:

•	4.6 million leasable square feet,

•	$100 million of annualized Cash NOI,

•	Weighted average lease term (“WALT”) of 4.4 years,

•	Weighted average annual base rent escalations of 2.1%, and

•	95% leased occupancy rate.

Seniors Housing Operating Portfolio (“SHOP”)

At quarter end, the Company’s SHOP portfolio was comprised of two communities totaling 292 homes. Additional operating details on the Company’s communities are as follows:

•	The Landing: As of June 30, 2026, The Landing was 93% occupied – an increase of 3% relative to April 30, 2026. Occupancy as of July 31, 2026 was 96%.

•	The Riviera: Following its opening in March 2026, as of June 30, 2026, The Riviera was 23% occupied – an increase of 8% relative to April 30, 2026. Occupancy as of July 31, 2026 was 26%, reflecting continued leasing progress during the community's initial lease-up period.

It is expected that The Landing and Riviera will deliver a yield on cost of greater than 7% upon stabilization in the second half of 2028.

Other Recent Events

Leadership Update

During the quarter, the Company continued to strengthen its leadership platform with the additions of Matthew Whitlock as Chief Investment Officer; Bobby Zeiller as Chief Development Officer and Head of Seniors Housing; Aaron Roseth as Chief Operating Officer; and Tami Cummings as Senior Vice President, Seniors Housing. Together, these additions add over 100 years of senior housing expertise to our team, enhancing Chiron's ability to source investments, support operators, optimize performance, and execute on its strategic growth initiatives.

Second Quarter Investments and Dispositions

•	The Landing & Riviera: In June 2026, the Company completed the acquisition of two newly-constructed luxury seniors housing communities located within the affluent Potomac Yard submarket of Alexandria, Virginia for an aggregate purchase price of $249 million. These acquisitions represent the Company's inaugural SHOP investments. Both communities will be managed as seniors housing operating properties and are expected to deliver a double-digit unlevered IRR. Please refer to the Company’s May 6th, 2026 press release for further information on these communities.

•	IRF Portfolio Sale: In June 2026, the Company completed the sale of seven Inpatient Rehabilitation Facilities (“IRFs”) to a newly-formed joint venture at an aggregate value of $217 million, representing a 7.3% exit cash capitalization rate. Chiron retained a 15% equity interest and is the manager of the JV, continuing to oversee asset management in exchange for a management fee.

•	Hudson Active Adult Joint Venture: In May 2026, the Company paid $6.7 million to acquire a 49% equity interest in a 128-home Active Adult development in Hudson, Wisconsin (a suburb of Minneapolis, Minnesota), with completion expected in the fourth quarter of 2027. In connection with its establishment, the joint venture entered into a construction loan with a principal balance of $26.0 million. The Company expects to realize a mid-teen levered IRR on its investment.

•	Fort Myers Mezzanine Loan: In April 2026, the Company completed the initial funding of a $3.0 million mezzanine loan, the proceeds of which are being used to develop a medical facility in Fort Myers, Florida. The facility is fully pre-leased on a long-term, built-to-suit basis to an investment-grade regional health system. The loan bears interest at 12% per annum during its initial 24-month term and carried a balance of $2.9 million as of June 30, 2026.

•	Heitman OM Joint Venture: In June 2026, the Company paid $0.7 million to acquire a 12.5% equity interest in a 32,000 square foot outpatient medical facility located in Coon Rapids, Minnesota. The Company expects to realize a high-teens levered IRR on its investment, inclusive of a $0.1 million acquisition fee paid to Chiron at closing.

Subsequent Investment and Disposition Activity

•	Daleville Mezzanine Loan: In July 2026, the Company completed the initial funding of a $2.2 million mezzanine loan, the proceeds of which will be used to develop a medical facility in Daleville, Virginia. The property is fully pre-leased on a long-term, built-to-suit basis to an investment-grade regional health system. The loan bears interest at 12% per annum during its initial 24-month term.

Pending Investment and Disposition Activity

•	The Pinnacle: In May 2026, the Company signed a purchase agreement (subject to customary closing conditions) for a newly constructed luxury senior housing community located in North Bethesda, Maryland for a purchase price of approximately $176 million. This luxury community, located adjacent to Pike & Rose, a premier mixed-use development, offers residents a full continuum of care across a mix of independent living, assisted living, and memory care housing. It is anticipated that this acquisition will close in the fourth quarter. This community will be managed as a SHOP and is expected to deliver a double-digit unlevered IRR.

•	Reston Land: In July 2026, the Company signed a purchase agreement (subject to customary closing conditions) to acquire a 22-acre parcel of land in Reston, Virginia for a purchase price of approximately $15 million. The parcel is zoned for a senior housing community of no greater than 131 units. It is anticipated that this acquisition will close in the third quarter.

•	Beaumont Surgical Hospital: In July 2026, the Company signed a sale agreement (subject to customary closing conditions) to dispose of the Beaumont Surgical Hospital for a price of approximately $49 million, representing a sale cap rate of approximately 5.9%. It is anticipated that this disposition will close in the fourth quarter.

Capital Markets

During the quarter, the Company issued $100 million of its 6.00% Series C Convertible Perpetual Preferred stock (the “Series C Preferred Stock”) to an investor group led by Maewyn Capital Partners. The Series C Preferred Stock has an annual dividend yield of 6.00% that increases after the fourth anniversary of the issuance of the shares if the shares are still outstanding at that time. The Series C Preferred Stock is convertible into shares of the Company’s common stock at a conversion price of $43.00 per share. In connection with the issuances of the Series C Preferred Stock, the Board of Directors of the Company appointed Mr. Charles Fitzgerald to the Board of Directors on May 20, 2026.

White Rock Bankruptcy

On July 17, 2026, White Rock Medical Center LLC (“White Rock”) filed its modified Second Plan of Reorganization in connection with its Chapter 11 bankruptcy reorganization process. Pursuant to the Second Plan of Reorganization, White Rock intends to affirm the lease at our facility in Dallas, Texas. There can be no assurance that White Rock will not change its plan to affirm its lease with us or that we will receive any amounts owed to us. Since the date of its bankruptcy filing through August 4, 2026, White Rock remains current in its rent obligations to us.

Balance Sheet and Capital

At June 30, 2026, consolidated debt outstanding, including borrowings on the credit facility and notes payable (both net of unamortized debt issuance costs), was $633.1 million and the Company’s leverage was 39.9% of total gross assets compared to 44.7% as of March 31, 2026. As of June 30, 2026, the Company’s total debt carried a weighted average interest rate of 4.56% and a weighted average remaining term of 3.6 years, with 78% fixed rate debt. The Company has no debt maturities in 2026 or 2027.

During the second quarter, $350.0 million of interest rate derivatives associated with the Company’s legacy Term Loan A matured which had previously swapped SOFR to a fixed rate of 1.36%. The Company's weighted average interest rate as of June 30, 2026 gives effect to $350.0 million of previously executed interest rate swaps that fix SOFR to a blended rate of 3.29%.

As of August 4, 2026, the Company’s borrowing capacity under the credit facility was $245.5 million.

Supplemental Information

Details regarding these results can be found in the Company’s supplemental financial package available on the Investor Relations section of the Company’s website at:

http://www.chironre.com/investor/investor-overview/default.aspx

Conference Call and Webcast Information

The Company will host a live webcast and conference call on Thursday, August 6, 2026, at 9:00 a.m. Eastern Time. The webcast is located on the “Investor Relations” section of the Company’s website at:

http://www.chironre.com/investor/investor-overview/default.aspx

To Participate via Telephone:

Dial in at least five minutes prior to start time and reference Chiron Real Estate Inc.

Dial in numbers: 1-800-717-1738 or 1-646-307-1865

Replay:

An audio replay of the conference call will be posted on the Company’s website.

Non-GAAP Financial Measures

General

Management considers certain non-GAAP financial measures to be useful supplemental measures of the Company's operating performance. For the Company, non-GAAP measures consist of Funds From Operations attributable to common stockholders and noncontrolling interest (“FFO”), Core FFO (formerly Adjusted Funds From Operations), Funds Available For Distribution attributable to common stockholders and noncontrolling interest (“FAD”), Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre” and “Adjusted EBITDAre”), Net Operating Income (“NOI”), Cash NOI and Same-Property Cash NOI. A non-GAAP financial measure is generally defined as one that purports to measure financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable measure determined in accordance with GAAP. The Company reports non-GAAP financial measures because these measures are observed by management to also be among the most predominant measures used by the REIT industry and by industry analysts to evaluate REITs. For these reasons, management deems it appropriate to disclose and discuss these non-GAAP financial measures.

The non-GAAP financial measures presented herein are not necessarily identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. These measures should not be considered as alternatives to net income, as indicators of the Company's financial performance, or as alternatives to cash flow from operating activities as measures of the Company's liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of the Company's needs. Management believes that in order to facilitate a clear understanding of the Company's historical consolidated operating results, these measures should be examined in conjunction with net income and cash flows from operations as presented elsewhere herein.

FFO and Core FFO

FFO and Core FFO are non-GAAP financial measures within the meaning of the rules of the United States Securities and Exchange Commission (“SEC”). The Company considers FFO and Core FFO to be important supplemental measures of its operating performance and believes FFO is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. In accordance with the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition, FFO means net income or loss computed in accordance with GAAP before noncontrolling interests of holders of OP units and LTIP units, excluding gains (or losses) from sales of property and extraordinary items, property impairment losses, less preferred stock dividends, plus real estate-related depreciation and amortization (excluding amortization of debt issuance costs and the amortization of above and below market leases), and after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis. Because FFO excludes real estate-related depreciation and amortization (other than amortization of debt issuance costs and above and below market lease amortization expense), the Company believes that FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from the closest GAAP measurement, net income or loss.

Core FFO is a non-GAAP measure used by many investors and analysts to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations. Management calculates Core FFO by modifying the NAREIT computation of FFO by adjusting it for certain cash and non-cash items and certain recurring and non-recurring items. For the Company these items include: (a) recurring acquisition and disposition costs, (b) loss on the extinguishment of debt, (c) recurring straight line deferred rental revenue, (d) recurring stock-based compensation expense, (e) recurring amortization of above and below market leases, (f) recurring amortization of debt issuance costs, (g) severance and transition related expense, (h) reverse stock split expense and (i) other items related to unconsolidated partnerships and joint ventures.

Management believes that reporting Core FFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis.

FAD

We calculate FAD by subtracting from Core FFO capital expenditures, including tenant improvements, and leasing commissions. Management believes FAD is useful in analyzing the portion of cash flow that is available for distribution to stockholders and unitholders. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents annual distributions to common stockholders and unitholders expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

EBITDAre and Adjusted EBITDAre

We calculate EBITDAre in accordance with standards established by NAREIT and define EBITDAre as net income or loss computed in accordance with GAAP plus depreciation and amortization, interest expense, gain or loss on the sale of investment properties, property impairment losses, and adjustments for unconsolidated partnerships and joint ventures to reflect EBITDAre on the same basis, as applicable.

We define Adjusted EBITDAre as EBITDAre plus loss on extinguishment of debt, non-cash stock compensation expense, non-cash intangible amortization related to above and below market leases, severance and transition related expense, reverse stock split expense, transaction expense, adjustments related to our investments in unconsolidated joint ventures, and other normalizing items. Management considers EBITDAre and Adjusted EBITDAre important measures because they provide additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt.

NOI, Cash NOI and Same-Property Cash NOI

We consider net operating income, or NOI, to be an appropriate supplemental measure to net income because it helps both investors and management understand the core operations of our properties. We define NOI as total net (loss) income, plus depreciation and amortization expenses, general and administrative expenses, transaction expenses, impairments, gain/loss on sale of real estate, interest expense, and other non-operating items. Cash NOI and Same-Property Cash NOI are key performance indicators. Management considers these to be supplemental measures that allow investors, analysts and Company management to measure unlevered property-level cash operating results. The Company defines Cash NOI as NOI excluding non-cash items such as above and below market lease intangibles and straight-line rent. Cash NOI is historical and not necessarily indicative of future results.

Same-Property Cash NOI compares Cash NOI for stabilized properties. Stabilized properties are properties that have been included in operations for the duration of the year-over-year comparison period presented. Accordingly, stabilized properties exclude properties that were recently acquired or disposed of, properties classified as held for sale, properties undergoing redevelopment, and newly redeveloped or developed properties. Same-Property Cash NOI also excludes lease terminations fees and joint venture and other income in order to remove non-recurring items and joint venture-related income from our NOI.

Forward-Looking Statements

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is the Company’s intent that any such statements be protected by the safe harbor created thereby. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumptions and forecasts of future results. Except for historical information, the statements set forth herein including, but not limited to, any statements regarding our earnings, our liquidity, our tenants’ ability to pay rent to us, expected financial performance (including future cash flows associated with our joint venture or new tenants or the expansion of current properties),future dividends, interest rates or other financial items; any other statements concerning our plans, strategies, objectives and expectations for future operations and future portfolio occupancy rates, our pipeline of acquisition opportunities and expected acquisition activity, including the timing and/or successful completion of any acquisitions and expected rent receipts on these properties, our expected disposition activity, including the timing and/or successful completion of any dispositions and the expected use of proceeds therefrom, and any statements regarding future economic conditions or performance are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although the Company believes that the expectations, estimates and assumptions reflected in its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of the Company’s forward-looking statements. Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and in our other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements. The Company does not intend, and undertakes no obligation, to update any forward-looking statement.

About Chiron

Chiron is a real estate investment trust (“REIT”) focused on investing in the future of healthcare. At Chiron we strive to deliver value at the intersection of care, capital and real estate. Additional information about Chiron can be obtained on its website at www.chironre.com.

Investor Relations

Email: Investors@chironre.com

Phone: 202-524-6869

Chiron Real Estate Inc.

Condensed Consolidated Balance Sheets

(Unaudited, and in thousands, except par values)

	As of
	June 30, 2026	December 31, 2025
Assets
Investment in real estate:
Land	$184,445	$169,917
Building	1,140,464	1,072,124
Furniture, fixtures and equipment	5,936	—
Site improvements	24,667	25,741
Tenant improvements	69,680	80,397
Acquired lease intangible assets	140,461	144,573
	1,565,653	1,492,752
Less: accumulated depreciation and amortization	(315,923)	(338,096)
Investment in real estate, net	1,249,730	1,154,656
Cash and cash equivalents	10,658	9,084
Restricted cash	2,263	2,805
Real estate loans receivable, net	3,024	—
Tenant and resident receivables, net	6,787	7,225
Due from related parties	728	162
Escrow deposits	2,300	556
Deferred assets	22,041	28,907
Derivative assets	10,898	6,102
Goodwill	5,903	5,903
Investment in unconsolidated joint ventures	32,591	1,781
Other assets	24,855	25,284
Total assets	$1,371,778	$1,242,465

Liabilities and Equity
Liabilities:
Credit Facility, net of unamortized debt issuance costs of $8,979 and $10,476 at June 30, 2026 and December 31, 2025, respectively	$632,021	$652,699
Notes payable, net of unamortized debt issuance costs of $0 at June 30, 2026 and December 31, 2025	1,096	1,153
Accounts payable and accrued expenses	20,970	18,289
Dividends payable	8,906	12,484
Security deposits	3,287	3,421
Other liabilities	17,617	19,410
Acquired lease intangible liabilities, net	3,816	4,944
Total liabilities	687,713	712,400
Commitments and Contingencies
Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; 6,155 shares and 5,155 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively (liquidation preference of $228,875 and $128,875 at June 30, 2026 and December 31, 2025, respectively)	220,225	124,106
Common stock, $0.001 par value, 100,000 shares authorized; 13,235 shares issued and outstanding at June 30, 2026 and December 31, 2025	13	13
Additional paid-in capital	729,514	729,514
Accumulated deficit	(303,703)	(349,965)
Accumulated other comprehensive income	10,898	6,102
Total Chiron Real Estate Inc. stockholders' equity	656,947	509,770
Noncontrolling interest	27,118	20,295
Total equity	684,065	530,065
Total liabilities and equity	$1,371,778	$1,242,465

Chiron Real Estate Inc.

Condensed Consolidated Statements of Operations

(Unaudited, and in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue
Rental revenue	$37,060	$37,880	$75,081	$72,475
Resident fees and services	1,841	—	1,841	—
Other income	846	89	889	112
Total revenue	39,747	37,969	77,811	72,587

Expenses
General and administrative	5,221	6,025	10,310	9,645
Operating expenses	10,034	8,216	19,284	15,800
Depreciation expense	11,443	11,307	22,530	21,614
Amortization expense	3,833	3,984	7,573	7,504
Interest expense	8,806	8,009	16,039	15,176
Total expenses	39,337	37,541	75,736	69,739

Income before other income (expense)	410	428	2,075	2,848
Gain on sale of investment properties	71,881	207	71,881	1,565
Equity loss from unconsolidated joint ventures	(10)	(50)	(21)	(91)

Net income	$72,281	$585	$73,935	$4,322
Less: Preferred stock dividends	(2,982)	(1,455)	(5,455)	(2,911)
Less: Net (income) loss attributable to noncontrolling interest	(6,009)	70	(5,939)	(108)
Net income (loss) attributable to common stockholders	$63,290	$(800)	$62,541	$1,303

Net income (loss) attributable to common stockholders per share – basic and diluted	$4.78	$(0.06)	$4.73	$0.10

Weighted average shares outstanding – basic and diluted	13,235	13,376	13,235	13,375

Chiron Real Estate Inc.

Reconciliation of Net Income to FFO, Core FFO and FAD

(Unaudited, and in thousands, except per share and unit amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(unaudited, in thousands except per share and unit amounts)
Net income	$72,281	$585	$73,935	$4,322
Less: Preferred stock dividends	(2,982)	(1,455)	(5,455)	(2,911)
Depreciation and amortization expense	15,251	15,266	30,053	29,072
Depreciation and amortization expense from unconsolidated joint ventures	73	73	146	122
Gain on sale of investment properties	(71,881)	(207)	(71,881)	(1,565)
FFO attributable to common stockholders and noncontrolling interest	$12,742	$14,262	$26,798	$29,040
Amortization of above (below) market leases, net	150	(60)	296	392
Straight line deferred rental revenue	122	(479)	(82)	(536)
Stock-based compensation expense	1,378	1,728	2,607	1,879
Amortization of debt issuance costs and other	707	559	1,514	1,118
Severance and transition related expense	—	567	—	671
Other adjustments from unconsolidated joint ventures	2	20	(17)	51
Core FFO attributable to common stockholders and noncontrolling interest	$15,101	$16,597	$31,116	$32,615

Net income (loss) attributable to common stockholders per share – basic and diluted	$4.78	$(0.06)	$4.73	$0.10
FFO attributable to common stockholders and noncontrolling interest per share and unit	$0.88	$0.98	$1.85	$2.00
Core FFO attributable to common stockholders and noncontrolling interest per share and unit	$1.04	$1.14	$2.15	$2.25

Weighted Average Shares and Units Outstanding – basic and diluted	14,485	14,530	14,450	14,501

Weighted Average Shares and Units Outstanding:
Weighted Average Common Shares	13,235	13,376	13,235	13,375
Weighted Average OP Units	444	449	444	449
Weighted Average LTIP Units	806	705	771	677
Weighted Average Shares and Units Outstanding – basic and diluted	14,485	14,530	14,450	14,501

Core FFO attributable to common stockholders and noncontrolling interest	$15,101	$16,597	$31,116	$32,615
Tenant improvements	(762)	(878)	(1,356)	(1,582)
Leasing commissions	(367)	(558)	(917)	(673)
Building capital	(2,269)	(1,087)	(3,819)	(2,994)
FAD attributable to common stockholders and noncontrolling interest	$11,703	$14,074	$25,024	$27,366

Chiron Real Estate Inc.

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre

(Unaudited, and in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(unaudited and in thousands)
Net income	$72,281	$585	$73,935	$4,322
Interest expense	8,806	8,009	16,039	15,176
Depreciation and amortization expense	15,276	15,291	30,103	29,118
Unconsolidated joint venture EBITDAre adjustments (1)	112	114	223	199
Gain on sale of investment properties	(71,881)	(207)	(71,881)	(1,565)
EBITDAre	$24,594	$23,792	$48,419	$47,250
Stock-based compensation expense	1,378	1,728	2,607	1,879
Amortization of above (below) market leases, net	150	(60)	296	392
Severance and transition related expense	—	567	—	671
Interest rate swap mark-to-market at unconsolidated joint ventures	2	19	(17)	55
Adjusted EBITDAre	$26,124	$26,046	$51,305	$50,247

(1)	Includes joint venture interest, depreciation and amortization, and gain on sale of investment properties, if applicable, included in joint venture net income or loss.

Chiron Real Estate Inc.

Reconciliation of Net Income to NOI, Cash NOI and Same-Property Cash NOI

(Unaudited, and in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(unaudited and in thousands)
Net income	$72,281	$585	$73,935	$4,322
General and administrative	5,221	6,025	10,310	9,645
Depreciation and amortization expense	15,276	15,291	30,103	29,118
Interest expense	8,806	8,009	16,039	15,176
Gain on sale of investment properties	(71,881)	(207)	(71,881)	(1,565)
Proportionate share of unconsolidated joint venture adjustments	114	133	206	253
NOI	$29,817	$29,836	$58,712	$56,949
Amortization of above (below) market leases, net	150	(60)	296	392
Straight line deferred rental revenue	122	(479)	(82)	(536)
Proportionate share of unconsolidated joint venture adjustments	(2)	(3)	(4)	(8)
Cash NOI	$30,087	$29,294	$58,922	$56,797
Assets not held for all periods	(5,025)	(5,214)
Lease termination fees	—	(12)
Joint ventures and other income	(948)	(157)
Same-Property Cash NOI	$24,114	$23,911